                                                                    EXHIBIT 99.4


                               MARKETING MATERIALS


                                       FOR


                         ATLANTIC LIBERTY SAVINGS, F.A.


                               BROOKLYN, NEW YORK

                        ATLANTIC LIBERTY SAVINGS, F.A.


                              TABLE OF CONTENTS



CORRESPONDENCE

Letter to Eligible Account Holders
Letter to Closed Accounts
Letter to Potential Investors (Non-Customers)
"Blue Sky" Member Letter
Ryan, Beck "Broker Dealer" Letter
Proxygram
Stockgram
Stock Order Form Acknowledgment
Stock Certificate Mailing Letter
Invitation

ADVERTISEMENTS

Lobby Poster
Tombstone Advertisement
Community Meeting Advertisement

PRESS RELEASES

Press Release for Approval of Sale
Press Release, Offering Completed

BROCHURES

Q&A
Folder

FORMS

Stock Order Form

LETTER TO ELIGIBLE ACCOUNT HOLDERS
[Atlantic Liberty Savings, F.A. Letterhead]


February      , 1998

Dear Depositor:

I am pleased to inform you that the directors of Atlantic Liberty Savings, F.A. have unanimously approved a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, Atlantic Liberty will convert to a stock charter and form a federally-chartered stock holding company, Brooklyn Heights Bancorp. (the "Holding Company" or "Brooklyn Heights"), which will own 100% of the common stock of the converted Atlantic Liberty Savings.

As part of the mutual holding company formation, the Holding Company will offer for sale 46% of its common stock to eligible depositors and others in a subscription offering, and the remaining shares will be held by Atlantic Liberty, MHC (the "Mutual Holding Company"). The primary purpose of the Plan is to establish a holding company and to convert Atlantic Liberty to the stock form of ownership, which will enable it to compete and expand more effectively in the financial services marketplace. The Bank's mutual form of ownership, and its ability to remain an independent institution, will be preserved through the mutual holding company structure.

The Holding Company is offering between 391,000 and 529,000 shares of common stock at $10.00 per share, subject to adjustment, to certain of its customers and to members of the public. The shares of stock sold to investors will represent a minority interest in Brooklyn Heights, and the Mutual Holding Company will own the remainder of the outstanding shares.

The Plan is subject to a favorable vote of our members. OUR OFFICERS AND DIRECTORS URGE YOU TO VOTE "FOR" THE PLAN. Enclosed you will find a Proxy Statement describing the Plan, Proxy Card(s) and a reply envelope. Please vote and sign the Proxy Card(s), then mail it in the enclosed reply envelope or bring your card(s) into either of our offices. IN ORDER TO ENSURE THAT YOUR VOTE WILL BE COUNTED, WE MUST RECEIVE YOUR PROXY CARD(S) BY __:00 .M., NEW YORK TIME,
ON ______,1998.

We have also enclosed a Prospectus, Stock Order Form, reply envelope and Informational Brochure. IF YOU ARE INTERESTED IN PURCHASING SHARES, YOU MAY DO SO DURING THE OFFERING WITHOUT PAYING A COMMISSION OR FEE. YOUR COMPLETED STOCK ORDER FORM, ALONG WITH PAYMENT OR AUTHORIZATION TO WITHDRAW FUNDS FROM YOUR DEPOSIT ACCOUNT(S) AT ATLANTIC LIBERTY, MUST BE RECEIVED BY US BY 11:00 A.M., NEW YORK TIME, ON _________, 1998.

LETTER TO ELIGIBLE ACCOUNT HOLDERS
Page 2


Interest will be paid by Atlantic Liberty at its rate of interest on passbook savings accounts on all funds received, or at the account contract rate with respect to withdrawals from existing accounts. You may purchase the common stock by a withdrawal from your savings or certificate account without the customary early withdrawal penalty.

IF YOU WISH TO PURCHASE COMMON STOCK THROUGH YOUR IRA, PLEASE CALL THE STOCK INFORMATION CENTER EARLY IN THE OFFERING PERIOD BECAUSE IRA-RELATED PURCHASES REQUIRE ADDITIONAL PROCESSING TIME.

Please remember:

- YOUR SAVINGS ACCOUNTS, CERTIFICATES OF DEPOSIT AND CHECKING ACCOUNTS AT ATLANTIC LIBERTY WILL CONTINUE TO BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION UP TO APPLICABLE LIMITS.

-        THERE WILL BE NO CHANGE IN THE TERMS OF YOUR ACCOUNTS OR LOANS.

-        CUSTOMERS WILL ENJOY THE SAME SERVICES WITH THE SAME STAFF.

-        YOUR VOTE IN FAVOR OF THE PLAN DOES NOT OBLIGATE YOU TO BUY COMMON
         STOCK.

- DEPOSITORS MAY BUY ATLANTIC LIBERTY COMMON STOCK BEFORE STOCK IS SOLD TO THE GENERAL PUBLIC.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK INFORMATION CENTER AT
(718)_____ - __________ 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY.

We hope that you will take advantage of this opportunity to join us as stockholders of Brooklyn Heights Bancorp.

Sincerely,



Stephen Irving
President and Chief Executive Officer

LETTER TO ELIGIBLE ACCOUNT HOLDERS
Page 3


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------
                            STOCK INFORMATION CENTER
                               186 MONTAGUE STREET
                            BROOKLYN, NEW YORK 11201
                                (718)___-

LETTER TO DEPOSITORS NOT ELIGIBLE TO VOTE (CLOSED ACCOUNTS)
[Atlantic Liberty Savings, F.A. Letterhead]


February     , 1998


Dear Sir/Madam:

I am pleased to inform you that the directors of Atlantic Liberty Savings, F.A. have unanimously approved a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, Atlantic Liberty will convert to a stock charter and form a federally-chartered stock holding company, Brooklyn Heights Bancorp. (the "Holding Company" or "Brooklyn Heights"), which will own 100% of the common stock of the converted Atlantic Liberty Savings.

As part of the mutual holding company formation, the Holding Company will offer for sale 46% of its common stock to eligible depositors and others in a subscription offering, and the remaining shares will be held by Atlantic Liberty, MHC (the "Mutual Holding Company"). The primary purpose of the Plan is to establish a holding company and to convert Atlantic Liberty to the stock form of ownership, which will enable it to compete and expand more effectively in the financial services marketplace. The Bank's mutual form of ownership, and its ability to remain an independent institution, will be preserved through the mutual holding company structure.

The Holding Company is offering between 391,000 and 529,000 shares of common stock at $10.00 per share, subject to adjustment, to certain of its customers and to members of the public. The shares of stock sold to investors will represent a minority interest in Brooklyn Heights, and the Mutual Holding Company will own the remainder of the outstanding shares.

      AS A DEPOSITOR OF ATLANTIC LIBERTY AS OF JUNE 1996 OR DECEMBER 31, 1997, YOU HAVE PRIORITY TO BUY STOCK BEFORE STOCK IS SOLD TO THE GENERAL PUBLIC.

We have enclosed an Prospectus, Stock Order Form, reply envelope and Informational Brochure. IF YOU ARE INTERESTED IN PURCHASING SHARES, YOU MAY DO SO DURING THE OFFERING WITHOUT PAYING A COMMISSION OR FEE. YOUR COMPLETED STOCK ORDER FORM, ALONG WITH PAYMENT MUST BE RECEIVED BY ATLANTIC LIBERTY BY 11:00 A.M., NEW YORK TIME, ON _________, 1998.

Interest will be paid by Atlantic Liberty at its passbook savings account rate on all funds received until the offering is completed.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK INFORMATION CENTER AT
(718)___-____ 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY.

LETTER TO DEPOSITORS NOT ELIGIBLE TO VOTE (CLOSED ACCOUNTS)
Page 2


We hope that you will take advantage of this opportunity to join us as stockholders of Brooklyn Heights Bancorp.


Sincerely,




Stephen Irving
President and Chief Executive Officer




THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


-------------------------------------------------------------------------------

                            STOCK INFORMATION CENTER
                               186 MONTAGUE STREET
                            BROOKLYN, NEW YORK 11201
                                     (718)____ -

POTENTIAL INVESTOR LETTER (Non-Customers)
[Atlantic Liberty Savings, F.A. Letterhead]


February    , 1998


Dear Potential Investor:


I am pleased to inform you that the directors of Atlantic Liberty Savings, F.A. have unanimously approved a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, Atlantic Liberty will convert to a stock charter and form a federally-chartered stock holding company, Brooklyn Heights Bancorp. (the "Holding Company" or "Brooklyn Heights"), which will own 100% of the common stock of the converted Atlantic Liberty Savings.

As part of the mutual holding company formation, the Holding Company will offer for sale 46% of its common stock to eligible depositors and others in a subscription offering, and the remaining shares will be held by Atlantic Liberty, MHC (the "Mutual Holding Company"). The primary purpose of the Plan is to establish a holding company and to convert Atlantic Liberty to the stock form of ownership, which will enable it to compete and expand more effectively in the financial services marketplace. The Bank's mutual form of ownership, and its ability to remain an independent institution, will be preserved through the mutual holding company structure.

The Holding Company is offering between 391,000 and 529,000 shares of common stock at $10.00 per share, subject to adjustment, to certain of its customers and to members of the public. The shares of stock sold to investors will represent a minority interest in Brooklyn Heights, and the Mutual Holding Company will own the remainder of the outstanding shares.


We have enclosed an Prospectus, Stock Order Form and Informational Brochure. IF YOU ARE INTERESTED IN PURCHASING SHARES, YOU MAY DO SO DURING THE OFFERING WITHOUT PAYING A COMMISSION OR FEE. TO ORDER, YOUR COMPLETED STOCK ORDER FORM, ALONG WITH PAYMENT MUST BE RECEIVED BY ATLANTIC LIBERTY BY 11:00 A.M., NEW YORK TIME, ON __________, 1998.

Interest will be paid by Atlantic Liberty at its passbook savings account rate on all funds received until the transaction is completed.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR STOCK INFORMATION CENTER AT
(718)   -     , 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY.

We hope that you will take advantage of this opportunity to join us as stockholders of Brooklyn Heights Bancorp.

POTENTIAL INVESTOR LETTER (Non-Customers)
Page 2


Sincerely,



Stephen Irving
President and Chief Executive Officer





THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

-------------------------------------------------------------------------------

                            STOCK INFORMATION CENTER
                               186 MONTAGUE STREET
                            BROOKLYN, NEW YORK 11201
                                     (718)___-

"BLUE SKY" MEMBER LETTER
[Atlantic Liberty Savings, F.A. Letterhead]


February     , 1998


Dear  Member:

I am pleased to inform you that the directors of Atlantic Liberty Savings, F.A. have unanimously approved a Plan of Reorganization from a Mutual Savings Association to a Mutual Holding Company and Stock Issuance Plan (the "Plan"). Pursuant to the Plan, Atlantic Liberty will convert to a stock charter and form a federally-chartered stock holding company, Brooklyn Heights Bancorp. (the "Holding Company" or "Brooklyn Heights"), which will own 100% of the common stock of the converted Atlantic Liberty Savings.

The Plan is subject to a favorable vote of our members. OUR OFFICERS AND DIRECTORS URGE YOU TO VOTE "FOR" THE PLAN. Enclosed you will find a Proxy Statement describing the Plan, Proxy Card(s) and a reply envelope. Please vote and sign the Proxy Card(s), then mail it in the enclosed reply envelope. IN ORDER TO ENSURE THAT YOUR VOTE WILL BE COUNTED, WE MUST RECEIVE YOUR PROXY CARD(S) BY :00 _.M., EASTERN TIME, ON ___________, 1998.

The Board of Directors of Atlantic Liberty believes that the mutual holding company formation and related stock offering are in the best interest of its customers and the communities it serves. Please remember:

      THERE WILL BE NO CHANGE IN YOUR DEPOSIT ACCOUNTS OR LOANS. YOUR DEPOSIT ACCOUNTS AT ATLANTIC LIBERTY WILL CONTINUE TO BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION UP TO APPLICABLE LIMITS.

Although you may vote on the Plan, unfortunately, Brooklyn Heights is unable to offer or sell its common stock to you because the small number of depositors in your state makes registration or qualification of the Holding Company, its officers, directors, or employees under your state securities laws impractical.

"BLUE SKY"  MEMBER LETTER
Page 2


If you have any questions about your voting rights or the Plan, please call the
Stock Information Center at (718)   -, 9:00 a.m. to 4:00 p.m., Monday through
Friday.


Sincerely,



Stephen Irving
President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------

                            STOCK INFORMATION CENTER
                               186 MONTAGUE STREET
                            BROOKLYN, NEW YORK 11201
                                     (718)___-

RYAN, BECK "BROKER DEALER" LETTER
[Ryan, Beck Letterhead]


February   , 1998



Dear Sir/Madam:

At the request of Atlantic Liberty Savings, F.A. and Brooklyn Heights Bancorp, we are enclosing materials regarding its stock offering. The materials include a Prospectus, Stock Order Form and Informational Brochure describing the Atlantic Liberty's mutual holding company reorganization and the related offering of the Brooklyn Heights Bancorp. common stock. Ryan, Beck & Co., Inc. has been retained by Atlantic Liberty Savings, F.A. as its selling agent in connection with the Offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,




RYAN, BECK &  CO.



THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.




------------------------
This letter goes only in packages located in specified states.

PROXYGRAM
[Atlantic Liberty Savings, F.A. Letterhead]


                                    PROXYGRAM



DEAR ATLANTIC LIBERTY SAVINGS, F.A.  MEMBER:

TIME IS RUNNING OUT TO VOTE ON THE PLAN OF REORGANIZATION!

YOU SHOULD HAVE RECENTLY RECEIVED A PROXY STATEMENT AND PROXY CARD(S), HOWEVER, WE HAVE NOT YET RECEIVED YOUR PROXY VOTE.

YOUR VOTE IS IMPORTANT TO US. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PLAN OF REORGANIZATION. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN THEM PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR DELIVER THEM TO ANY OF OUR OFFICES! VOTES WILL BE CAST ON SEPTEMBER 19, 1996.

VOTING ON THE PLAN OF REORGANIZATION DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR COMMON STOCK OFFERING.

IF YOU HAVE ANY QUESTIONS, OR WOULD LIKE TO RECEIVE ANOTHER COPY OF THE PROXY STATEMENT THAT WE MAILED YOU EARLIER, PLEASE CALL THE STOCK INFORMATION CENTER AT (718) -, 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY.

Sincerely,


Stephen Irving
President and Chief Executive Officer


THIS PROXYGRAM IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                    STOCKGRAM


DEAR SIR/MADAM:

TIME IS RUNNING OUT FOR YOU TO PURCHASE STOCK IN OUR INITIAL STOCK OFFERING.

THIS IS A REMINDER THAT YOUR OPPORTUNITY TO PURCHASE STOCK IN OUR OFFERING EXPIRES AT 11:00 A.M., NEW YORK TIME,__________ , 1998.

YOU SHOULD HAVE RECENTLY RECEIVED AN PROSPECTUS AND STOCK ORDER FORM. IF NOT, PLEASE CALL OUR STOCK INFORMATION CENTER IMMEDIATELY.

A STOCK ORDER FORM AND POSTAGE-PAID REPLY ENVELOPE ARE ENCLOSED. YOUR STOCK ORDER FORM AND PAYMENT MUST BE RECEIVED AT OUR OFFICE BY 11:00 A.M., NEW YORK TIME, ON ___________, 1998.

IF YOU HAVE ALREADY PLACED AN ORDER FOR BROOKLYN HEIGHTS BANCORP STOCK, PLEASE DISREGARD THIS NOTICE.

ANY QUESTIONS YOU MAY HAVE CAN BE ANSWERED BY CALLING THE STOCK INFORMATION
CENTER AT (718)    -      , FROM 9:00 A.M. TO 4:00 P.M., MONDAY THROUGH FRIDAY.

SINCERELY,



STEPHEN IRVING
PRESIDENT AND CHIEF EXECUTIVE OFFICER


THIS STOCKGRAM IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

STOCK ORDER ACKNOWLEDGMENT LETTER
[Atlantic Liberty Savings, F.A. Letterhead]


[Name]
[Social Security Number]

Dear Investor:

We are pleased to confirm the receipt of your order in the amount of $______ for the purchase of Brooklyn Heights Bancorp Common Stock.

The Common Stock will be registered in the name(s) shown above. Please verify the Social Security number and the spelling and accuracy of your name and address. If this information is incorrect, please contact [Chase Mellon Securities at (800) 526-0801].

PLEASE NOTE THIS ACKNOWLEDGMENT DOES NOT REPRESENT THE TOTAL NUMBER OF SHARES THAT YOU MAY RECEIVE. THE ACTUAL PURCHASE WILL BE DETERMINED BY THE TOTAL NUMBER OF ORDERS RECEIVED. THE ALLOCATION PROCESS IS DESCRIBED IN MORE DETAIL IN THE PROSPECTUS.

We appreciate your confidence in our future and look forward to having you as a stockholder.



-----------------------------
PRINTED AND MAILED BY CONVERSION AGENT. (THE CONTACT NAME/PHONE IS AT CONVERSION AGENT'S OFFICE.)

STOCK CERTIFICATE MAILING LETTER


__________, 1998


Dear Stockholder:


On behalf of the Board of Directors of Brooklyn Heights Bancorp., I would like to welcome you as a shareholder. A total of ________ shares were issued; of these, _____ were purchased by investors at $10.00 per share. Our mutual holding company, Atlantic Liberty, MHC., owns the balance of the outstanding shares.

YOUR STOCK CERTIFICATE IS ENCLOSED. Please review it to make sure the registration and number of shares are correct. If you find an error or have questions about your certificate, please call or write our Transfer Agent:

                      Chase Mellon Shareholder Services       [CONFIRM]
                      Recordkeeping Services
                      P.O. Box 590
                      Ridgefield Park, NJ  07660         Phone: 1-800-647-4273

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you should change your address, please notify the Transfer Agent immediately so you will continue to receive all Brooklyn Heights Bancorp's stockholder communications.

IF YOU PAID FOR YOUR SHARES BY CHECK, please find enclosed a check representing the interest which accrued on the amount of your check between the date of receipt and the close of the Offering. However, if we were not able to fully fill your order, this check also represents a refund of the amount of your subscription we were unable to fill.

IF YOU PAID FOR YOUR SHARES BY AUTHORIZING WITHDRAWAL from a Atlantic Liberty Savings, F.A. deposit account, that withdrawal has now been made. If we were unable to fill your entire order, and you paid for your subscription in this manner, only the amount necessary to pay for your allotment was withdrawn from your account(s). Accrued interest earned during the Offering remains in your account.

The Board of Directors and management of Atlantic Liberty Savings, F.A. thank you for your participation in our Offering.

Sincerely,


Stephen Irving
President and Chief Executive Officer

INVITATION

                              AN OPPORTUNITY . . .

                            YOU ARE CORDIALLY INVITED

                 TO A COMMUNITY INVESTOR MEETING AND RECEPTION

                         to learn about the formation of

                              Atlantic Liberty MHC

                   and the related Common Stock offering of

                            Brooklyn Heights Bancorp

                                         , 1998
                                       or

                                    , 1998
                                    7:00 p.m.
                               LOCATIONS TO FOLLOW
                            LIGHT REFRESHMENTS SERVED


Senior executives of Atlantic Liberty Savings, F.A. will present information and answer your questions about Atlantic Liberty Savings, F.A.'s Plan of Reorganization from Mutual Savings Association to Mutual Holding Company and related Stock Offering. You'll also be presented with information about Atlantic Liberty Savings, F.A.'s business focus and results of operations.

                               SEATING IS LIMITED
                    Please call and make your reservation.

                                     (718)
                            Stock Information Center

                                     [LOGO]

THIS INVITATION IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

LOBBY POSTER



                         529,000 SHARES OF COMMON STOCK


ATLANTIC LIBERTY SAVINGS, F.A. IS CONDUCTING AN OFFERING OF COMMON STOCK.

If you have any questions, please call the Stock Information Center at
(718)      , from 9:00 a.m. to 4:00 p.m., Monday through Friday.






                                     [LOGO]




THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                             TOMBSTONE ADVERTISEMENT
                            (Post-Community Meetings)

                                     [LOGO]

                            Brooklyn Heights Bancorp
                              a Holding Company for
                         Atlantic Liberty Savings, F.A.


                              UP TO 529,000 SHARES
                                  Common Stock



                                $10.00 Per Share
                                (Purchase Price)




Shares may be purchased during the Offering, without payment of additional commissions or fees.

This Offering expires at 11:00 a.m., New York Time, on         1998.

To receive a copy of the Prospectus, please call the Stock Information Center at
(718)   -        from 9:00 a.m. to 4:00 p.m., Monday through Friday.




THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                         COMMUNITY MEETING ADVERTISEMENT


Atlantic Liberty Savings, F.A. is reorganizing from a mutual savings bank to a mutual holding company. As part of its reorganization, Brooklyn Heights Bancorp is offering up to 529,000 shares of common stock at a subscription price of $10.00 per share. Purchasers will not be required to pay a commission or fees.

                                 YOU ARE INVITED
                to a Community Investors Meeting and Reception to meet senior officers and Directors of the Atlantic Liberty Savings, F.A.


In addition to hearing a discussion about the benefits of the mutual holding company structure and stock offering, you'll learn more about Atlantic Liberty Savings, F.A.'s business strategy and results of operations.

                           Community Investors Meeting

                                    , 1998
                                       or
                                     , 1998
                                    7:00 p.m.
                                   [Location]

To receive a copy of the Prospectus, or to make a reservation to attend a
meeting, please call our Stock Information Center at (718)  -     .

                   Atlantic Liberty Savings, F.A.     [LOGO]

THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                  PRESS RELEASE

          CONTACT: STEPHEN IRVING, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            TELEPHONE: (718) 855-3555

                              FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------
BROOKLYN, NEW YORK. FEBRUARY     , 1998 -- Atlantic Liberty Savings, F.A. has
received conditional approval from regulatory authorities to begin an offering of common stock, in connection with its mutual holding company reorganization as a subsidiary of Brooklyn Heights Bancorp. Shares of common stock of Brooklyn Heights Bancorp are being offered to certain of its customers and to the public.

Brooklyn Heights Bancorp is offering up to 5290,000 shares of voting common stock at a purchase price of $10.00 per share, subject to adjustment. The offering will represent 46% of the total issued and outstanding shares of Brooklyn Heights Bancorp. Outstanding shares not issued in the Offering will be owned by the Atlantic Liberty MHC, the mutual holding company.

The best-efforts offering, which is being managed by Ryan, Beck & Co., Inc., is expected to conclude on ______, 1998.

Atlantic Liberty's deposits are and will continue to be insured up to the applicable limits by the FDIC.

Further information, including details of the Offering, and business and financial information about Atlantic Liberty Savings, F.A. are described in a prospectus, which is available upon request by calling the Stock Information Center at (718) ___-____.



THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                  PRESS RELEASE

          CONTACT: STEPHEN IRVING, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            TELEPHONE: (718) 855-3555

                              FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------

BROOKLYN, NEW YORK. , 1998. Stephen Irving, President & Chief Executive Officer of Atlantic Liberty Savings, F.A. ("Atlantic Liberty") announced today the completion of Atlantic Liberty's reorganization and common stock offering. In connection with the stock offering by its holding company, Brooklyn Heights Bancorp, Atlantic Liberty also formed a mutual holding company named Atlantic Liberty MHC. Shares of voting common stock of Brooklyn Heights Bancorp were sold to its eligible depositors and to the employee stock ownership plan at $10.00 per share. The ______ shares sold in the Offering represent a 46% minority interest in Brooklyn Heights Bancorp. The remaining outstanding shares of stock are owned by the mutual holding company.

Mr. Irving expressed his appreciation to the more than ___ individuals who have become stockholders of Brooklyn Heights Bancorp. Mr. Irving was delighted by the support and confidence shown by Atlantic Liberty's customers and local community.

Net proceeds of approximately $     million were realized in the Offering, which
will add to the association's capital base and will support traditional investment and lending activities. Ryan, Beck & Co., Inc. served as financial advisor and selling agent with regard to the transaction. Ryan, Beck & Co. makes
a market in Brooklyn Bancorp's common stock which will start trading on       ,
1998 and be quoted on the OTC Electronic Bulletin Board under the symbol "_____".

FOLDER COVER

                         Atlantic Liberty Savings, F.A.









                                     [LOGO]

BROCHURE

Cover:

                                      Q & A
                             ABOUT THE FORMATION OF
                            BROOKLYN HEIGHTS BANCORP
                   AND THE RELATED OFFERING OF COMMON STOCK

                                     [LOGO]

Inside Cover:


THE REORGANIZATION OF ATLANTIC LIBERTY SAVINGS, F.A. INTO A MUTUAL HOLDING COMPANY, INCLUDING THE ORGANIZATION OF BROOKLYN HEIGHTS BANCORP AS A MID-TIER STOCK HOLDING COMPANY, AND THE RELATED STOCK OFFERING BY BROOKLYN HEIGHTS BANCORP ARE REFERRED TO HEREIN AS THE "TRANSACTION". REFERENCES HEREIN TO ATLANTIC LIBERTY INCLUDE ATLANTIC LIBERTY SAVINGS, F.A. IN ITS CURRENT MUTUAL FORM OR POST-REORGANIZATION STOCK FORM, AS INDICATED BY THE CONTEXT.

THIS PAMPHLET ANSWERS FREQUENTLY ASKED QUESTIONS ABOUT THE TRANSACTION AND ABOUT YOUR OPPORTUNITY TO INVEST IN BROOKLYN HEIGHTS BANCORP. PLEASE READ THE ENCLOSED PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, PLEASE SEE THE "RISK FACTORS" SECTION OF THE PROSPECTUS.


                                 THE TRANSACTION

Q.    WHAT IS THE TRANSACTION?

A. Atlantic Liberty Savings, F.A. ("Atlantic Liberty " or the "Association") is changing its legal form from a federally-chartered mutual (no stockholders) savings association to a federally-chartered capital stock savings association that will be a subsidiary of Brooklyn Heights Bancorp, a federally-chartered stock holding company (the "Company"). In addition, the Association will organize Atlantic Liberty, MHC (the "Mutual Holding Company") which will own the majority of voting common stock of the Company. The Transaction concurrently involves the sale of 46% of the common stock of the Company (the "Offering") which will result in the public owning a minority interest in the Company. After consummation of the Transaction, Atlantic Liberty Savings, F.A. will continue to serve its customers as a traditional savings institution.



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

Q.    WHY IS THE ASSOCIATION PURSUING THIS TRANSACTION?

A. The Board of Directors has determined that the Transaction is in the best interests of Atlantic Liberty and its customers for a number of reasons including:

- The Offering gives customers (including directors, officers and employees) and community members an opportunity to have equity ownership in the Association and the Company. Management believes that the Offering will provide purchasers of the common stock an opportunity to share in Atlantic Liberty's future capital growth and potential earnings. There can be no assurances, however, as to Atlantic Liberty's capital growth, earnings or payment of future dividends.

- While Atlantic Liberty currently exceeds all regulatory capital requirements, the mutual holding company structure permits the Association to strengthen its capital base and will help the Association take advantage of future business opportunities by raising equity capital through the Offering.

- The Transaction will place the Association in stock form which is the corporate form of organization used by commercial banks and most savings institutions.

Q. WILL THERE BE ANY CHANGES IN DIRECTORS, OFFICERS OR EMPLOYEES AS A RESULT OF THE TRANSACTION?

A. No. The directors, officers and employees of Atlantic Liberty will not change as a result of the Transaction. The management and employees of Atlantic Liberty will continue in their current capacity and its directors will serve as the initial directors of the Holding Company. The day-to-day activities of Atlantic Liberty will not change as a result of the Transaction.

Q.    WILL THE TRANSACTION AFFECT ON SAVINGS ACCOUNTS OR LOAN ACCOUNTS?

A. No. The Transaction will not affect the amount, interest rate or withdrawal rights of deposit accounts, which will continue to be insured by the FDIC to the maximum legal limit. Likewise, the loan accounts and rights of borrowers will not be affected.

Q. WILL BROOKLYN HEIGHTS BANCORP BE ABLE TO CONVERT FROM THE MUTUAL TO THE STOCK FORM OF ORGANIZATION IN THE FUTURE?

A. Yes, it is possible that Brooklyn Heights Bancorp will convert to the stock form in the future. If the Company converts from the mutual to the stock form, the conversion process will be subject to the Office of Thrift Supervision regulations in effect at that time. For more complete information concerning the possibility of future conversion, please refer to the Proxy Statement or the Prospectus.



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


                                  VOTING RIGHTS

Q.    WHO IS ELIGIBLE TO VOTE ON THE TRANSACTION?

A. Depositors and borrowers of the Association as of _____, 1998, the Voting Record Date, are eligible to vote. These members have been provided with a Proxy Statement describing the Transaction.

Q.    IF I RECEIVED PROXY CARDS, AM I REQUIRED TO VOTE ON THE TRANSACTION?

A. No. However, the Board of Directors urges you to vote "FOR" the Plan and sign the Proxy Card(s) and either hand-deliver to any of our offices or use the enclosed reply envelope.

Q.    WHY DID I GET SEVERAL PROXY CARDS?

A. If you have more than one account, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. Please complete, execute and submit all Proxy Cards received by you.

Q.    AM I REQUIRED TO PURCHASE STOCK IF I VOTE IN FAVOR OF THE TRANSACTION?

A. No. To become a stockholder, you must submit a Stock Order Form and payment, as described below.

Q.    MAY I VOTE IN PERSON AT THE SPECIAL MEETING?

A. Yes. If you attend the Special Meeting, you may revoke your existing proxy, if any, and vote in person.


                                PURCHASING STOCK

Q.    WHO MAY PURCHASE THE COMMON STOCK?

A. Depositors and members of the general public may subscribe for the Company's common stock during the offering period. In the event, however, that more orders are received than common stock available, the common stock will be allocated on a priority basis to: (1) depositors of the Association with aggregate deposits of $50 or more on June 30, 1996; (2) the Association's Employee Stock Ownership Plan; (3) depositors of the Association with aggregate deposits of $50 or more on December 31, 1997; (4) employees, officers and directors of the Association; (5) to depositors



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

      and borrowers of the Association as of January _____, 1998; and (6) members of the general public. Please note that you are not obligated to purchase stock.

Q.    HOW MUCH COMMON STOCK IS BEING OFFERED?

A. The Company is offering between 391,000 and 591,000 shares of common stock, which represents a 46% minority ownership interest of the total common stock expected to be outstanding.

      The number of shares offered is based on an independent appraisal of the Company and the Association, which determined that the estimated pro forma market value to be between $8.5 and $11.5 million as of December_____, 1997. The final appraisal value will depend upon market and financial conditions at the time the Offering is consummated.

Q.    WHAT IS THE PRICE PER SHARE?

A. The Company is offering the shares at a purchase price of $10.00 per share. All purchasers, including the directors and officers, will pay the same price per share. NO COMMISSION WILL BE CHARGED FOR STOCK PURCHASED IN THE OFFERING.

Q.    HOW DO I PURCHASE COMMON STOCK?

A. Complete the Stock Order Form and submit it to Atlantic Liberty with payment by 11:00 a.m. New York Time, on _______, 1998. You may hand-deliver the Stock Order Form to either Atlantic Liberty office, or you may use the enclosed Reply Envelope. Payment may be made by check or money order or by authorization of withdrawal from Atlantic Liberty deposit accounts. (NOTE THAT ANY APPLICABLE PENALTY FOR EARLY WITHDRAWAL WILL BE WAIVED FOR SUCH WITHDRAWALS.)

Q.    WILL I RECEIVE INTEREST ON FUNDS I SUBMIT FOR STOCK PURCHASES?

A. Yes. Funds received will be placed in a deposit account at Atlantic Liberty, and interest will be paid at the Association's passbook account rate (currently __%) from the date payment is received until the Offering is completed. With respect to authorized account withdrawals, interest will continue to accrue at the account's contract rate until the Offering is completed.

Q. WHAT IS THE MINIMUM AND MAXIMUM NUMBER OF SHARES THAT I MAY PURCHASE IN THE OFFERING?

A. The minimum purchase is 25 shares. The maximum order in the Offering is 5,000 shares ($50,000).

Q.    IS THE COMMON STOCK INSURED BY THE FDIC?

A.    No.  Stock cannot be insured by the FDIC or any other government agency.

Q.    MAY I OBTAIN A LOAN FROM ATLANTIC LIBERTY TO PAY FOR MY SHARES?

A. No. Regulations do not allow Atlantic Liberty to make loans for this purpose, but other financial institutions may be able to make such a loan.

Q.    MAY I PURCHASE THE COMMON STOCK THROUGH AN IRA?

A. Yes. However, if you have an IRA at Atlantic Liberty, you will need to transfer your existing relationship to an independent trustee authorized to hold self-directed IRA accounts. Please call the Stock Information Center for assistance in transferring your account or establishing a new self-directed IRA for the purchase of the stock. BECAUSE SUCH TRANSFERS TAKE TIME, PLEASE CONTACT THE STOCK INFORMATION CENTER WITHIN THE FIRST TWO WEEKS OF THE OFFERING PERIOD.

Q.    WHEN DOES THE OFFERING TERMINATE?

A. The Offering will terminate at 11:00 a.m. New York Time, on ______, 1998, unless extended by the Association.

Q. WHAT WILL HAPPEN TO MY ORDER IF ORDERS ARE RECEIVED FOR MORE COMMON STOCK THAN IS AVAILABLE?

A. This is referred to as an over-subscription and shares will be allocated on a priority basis as disclosed in the Prospectus. (The order of priority is also provided previously.) There is no guarantee than an order will be able to be filled in its entirety. Of course, if we are not able to fill an order (either wholly or partly), funds remitted which are not used toward the purchase of stock will be refunded with interest. If payment for the stock is made by authorization to withdraw the funds from a Atlantic Liberty Savings, F.A. account, those funds not used to purchase common stock will remain in that account along with accrued interest.

Q.    WHEN WILL I RECEIVE MY STOCK CERTIFICATE?

A. Stock certificates will be mailed as soon as practicable after the Offering is completed. Please be aware that you may not be able to sell the shares you purchased until you have received a stock certificate.

Q.    HOW MAY I PURCHASE OR SELL SHARES IN THE FUTURE?

A. You may purchase or sell shares through a stockbroker. The Company anticipates that following the offering the common stock will be traded in the over-the-counter market through the OTC Electronic Bulletin Board. There can be no assurance, however, that an active and liquid market for the common stock will develop.


IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE STOCK INFORMATION CENTER AT (718) ___-____ FROM 9:00 AM TO 4:00 PM, MONDAY THROUGH FRIDAY.

THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



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